Exhibit 99.1

Parker Reports Fiscal 2025 Second Quarter Results

Record segment operating margin, EPS and YTD cash flow from operations

CLEVELAND, January 30, 2025 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended December 31, 2024, that included the following highlights (compared with the prior year quarter):
Fiscal 2025 Second Quarter Highlights:
•Sales were $4.7 billion; organic sales growth was 1%
•Net income was $949 million, an increase of 39%, or $853 million adjusted, an increase of 6%
•EPS were $7.25, an increase of 39%, or $6.53 adjusted, an increase of 6%
•Segment operating margin was 22.1%, an increase of 100 bps, or 25.6% adjusted, an increase of 110 bps
•YTD cash flow from operations increased 24% to $1.7 billion, or 17.4% of sales

“Our performance this quarter reflects our focus on operational excellence and the strength of our balanced portfolio,” said Jenny Parmentier, Chairman and Chief Executive Officer. “We delivered record segment operating margin across all businesses, record earnings per share and year-to-date cash flow from operations. Strong cash flow from operations coupled with proceeds from previously announced divestitures allowed us to substantially reduce debt by $1.1 billion this quarter. We are encouraged to see industrial orders turn positive mainly in our longer-cycle businesses. Looking ahead, we have updated our outlook for fiscal year 2025 to reflect stronger Aerospace growth, currency headwinds and a continued delay in the expected industrial recovery. Our strong cash generation creates capital deployment optionality, and we remain committed to our strategy of actively deploying capital to drive shareholder value.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Guidance for the fiscal year ending June 30, 2025 has been updated. The company expects:
•Sales growth in fiscal 2025 of (2%) to 1%, with organic sales growth of approximately 2%; divestitures of (1.5%) and unfavorable currency of (1.0%)
•Total segment operating margin of approximately 22.7%, or approximately 25.8% on an adjusted basis
•EPS of $24.46 to $25.06, or $26.40 to $27.00 on an adjusted basis

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY25 Q2	FY24 Q2	Change		Organic Growth
Sales	$1,928	$2,110	-8.6%		-5.0%
Segment Operating Income	$427	$462	-7.6%
Segment Operating Margin	22.1%	21.9%	20	bps
Adjusted Segment Operating Income	$473	$510	-7.2%
Adjusted Segment Operating Margin	24.6%	24.2%	40	bps
•Achieved record adjusted segment operating margin
•Continued softness in transportation and off-highway markets
•Delayed industrial recovery

International Businesses
$ in mm	FY25 Q2	FY24 Q2	Change		Organic Growth
Sales	$1,325	$1,404	-5.7%		-3.0%
Segment Operating Income	$284	$290	-2.2%
Segment Operating Margin	21.4%	20.7%	70	bps
Adjusted Segment Operating Income	$320	$323	-1.2%
Adjusted Segment Operating Margin	24.1%	23.0%	110	bps
•Achieved record adjusted segment operating margin
•Broad-based softness continued in Europe
•Gradual recovery continued in Asia
Aerospace Systems Segment

$ in mm	FY25 Q2	FY24 Q2	Change		Organic Growth
Sales	$1,490	$1,306	14.0%		14.0%
Segment Operating Income	$338	$263	28.5%
Segment Operating Margin	22.7%	20.1%	260	bps
Adjusted Segment Operating Income	$420	$347	21.2%
Adjusted Segment Operating Margin	28.2%	26.5%	170	bps
•Achieved record sales and adjusted segment operating margin
•Achieved 14% organic sales growth
•20%+ aftermarket and mid-single digit OEM sales growth
Order Rates

FY25 Q2
Parker	+5%
Diversified Industrial Segment - North America Businesses	+3%
Diversified Industrial Segment - International Businesses	+4%
Aerospace Systems Segment	+9%
•Company order rates increased across all reported businesses
•North America orders turned positive on long-cycle strength
•International order growth continued, led by Asia
•Aerospace orders accelerated against a tough prior year comparison

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2025 second quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending December 31, 2024, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted operating margin and segment operating margins; (d) adjusted operating income and segment operating income and (e) organic sales growth. The adjusted net income, adjusted earnings per share, adjusted operating margin, adjusted segment operating margin, adjusted operating income, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although adjusted net income, adjusted earnings per share, adjusted operating margin and segment operating margins, adjusted operating income and segment operating income, and organic sales growth are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$4,742,593	$4,820,947	$9,646,577	$9,668,435
Cost of sales	3,022,229	3,101,962	6,119,948	6,199,311
Selling, general and administrative expenses	782,421	806,802	1,631,210	1,680,493
Interest expense	100,802	129,029	213,893	263,497
Other income, net	(328,716)	(85,011)	(359,517)	(163,466)
Income before income taxes	1,165,857	868,165	2,041,043	1,688,600
Income taxes	217,208	186,108	393,866	355,471
Net income	948,649	682,057	1,647,177	1,333,129
Less: Noncontrolling interests	107	206	215	451
Net income attributable to common shareholders	$948,542	$681,851	$1,646,962	$1,332,678

Earnings per share attributable to common shareholders:
Basic earnings per share	$7.37	$5.31	$12.80	$10.38
Diluted earnings per share	$7.25	$5.23	$12.60	$10.23

Average shares outstanding during period - Basic	128,752,836	128,426,247	128,707,962	128,449,398
Average shares outstanding during period - Diluted	130,758,808	130,367,351	130,716,482	130,314,326

CASH DIVIDENDS PER COMMON SHARE
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Amounts in dollars)	2024	2023	2024	2023
Cash dividends per common share	$1.63	$1.48	$3.26	$2.96

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported			Adjusted
	December 31, 2024	Currency	Divestitures	December 31, 2024
Diversified Industrial Segment	(7.4)%	(1.3)%	(1.9)%	(4.2)%
Aerospace Systems Segment	14.0%	—%	—%	14.0%
Total	(1.6)%	(0.9)%	(1.4)%	0.7%

(Unaudited)	Six Months Ended
	As Reported			Adjusted
	December 31, 2024	Currency	Divestitures	December 31, 2024
Diversified Industrial Segment	(5.9)%	(0.8)%	(1.0)%	(4.1)%
Aerospace Systems Segment	15.9%	0.3%	—%	15.6%
Total	(0.2)%	(0.5)%	(0.8)%	1.1%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Net income attributable to common shareholders	$948,542	$681,851	$1,646,962	$1,332,678
Adjustments:
Acquired intangible asset amortization expense	138,126	142,027	278,247	297,547
Business realignment charges	20,855	14,354	30,361	27,446
Integration costs to achieve	6,893	10,014	13,304	16,420
Gain on sale of building	—	—	(10,461)	—
Gain on divestitures	(249,748)	(12,391)	(249,748)	(25,651)
Tax effect of adjustments[1]	(11,437)	(33,476)	(45,648)	(69,624)
Adjusted net income attributable to common shareholders	$853,231	$802,379	$1,663,017	$1,578,816

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Amounts in dollars)	2024	2023	2024	2023
Earnings per diluted share	$7.25	$5.23	$12.60	$10.23
Adjustments:
Acquired intangible asset amortization expense	1.06	1.09	2.13	2.28
Business realignment charges	0.16	0.11	0.23	0.21
Integration costs to achieve	0.05	0.08	0.10	0.13
Gain on sale of building	—	—	(0.08)	—
Gain on divestitures	(1.91)	(0.10)	(1.91)	(0.20)
Tax effect of adjustments[1]	(0.08)	(0.26)	(0.33)	(0.53)
Adjusted earnings per diluted share	$6.53	$6.15	$12.74	$12.12

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

BUSINESS SEGMENT INFORMATION
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Net sales
Diversified Industrial	$3,252,806	$3,514,473	$6,708,964	$7,133,001
Aerospace Systems	1,489,787	1,306,474	2,937,613	2,535,434
Total net sales	$4,742,593	$4,820,947	$9,646,577	$9,668,435
Segment operating income
Diversified Industrial	$710,562	$752,334	$1,494,108	$1,559,088
Aerospace Systems	338,184	263,112	661,170	489,372
Total segment operating income	1,048,746	1,015,446	2,155,278	2,048,460
Corporate general and administrative expenses	56,264	49,902	105,058	105,558
Income before interest expense and other income, net	992,482	965,544	2,050,220	1,942,902
Interest expense	100,802	129,029	213,893	263,497
Other income, net	(274,177)	(31,650)	(204,716)	(9,195)
Income before income taxes	$1,165,857	$868,165	$2,041,043	$1,688,600

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial Segment sales	$3,252,806	$3,514,473	$6,708,964	$7,133,001

Diversified Industrial Segment operating income	$710,562	$752,334	$1,494,108	$1,559,088
Adjustments:
Acquired intangible asset amortization	62,570	67,309	127,834	135,260
Business realignment charges	19,343	13,285	28,243	25,924
Integration costs to achieve	627	871	1,405	2,010
Adjusted Diversified Industrial Segment operating income	$793,102	$833,799	$1,651,590	$1,722,282

Diversified Industrial Segment operating margin	21.8%	21.4%	22.3%	21.9%
Adjusted Diversified Industrial Segment operating margin	24.4%	23.7%	24.6%	24.1%

	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Aerospace Systems Segment sales	$1,489,787	$1,306,474	$2,937,613	$2,535,434

Aerospace Systems Segment operating income	$338,184	$263,112	$661,170	$489,372
Adjustments:
Acquired intangible asset amortization	75,556	74,718	150,413	162,287
Business realignment charges	386	(123)	394	330
Integration costs to achieve	6,266	9,143	11,899	14,410
Adjusted Aerospace Systems Segment operating income	$420,392	$346,850	$823,876	$666,399

Aerospace Systems Segment operating margin	22.7%	20.1%	22.5%	19.3%
Adjusted Aerospace Systems Segment operating margin	28.2%	26.5%	28.0%	26.3%

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Total net sales	$4,742,593	$4,820,947	$9,646,577	$9,668,435

Total segment operating income	$1,048,746	$1,015,446	$2,155,278	$2,048,460
Adjustments:
Acquired intangible asset amortization	138,126	142,027	278,247	297,547
Business realignment charges	19,729	13,162	28,637	26,254
Integration costs to achieve	6,893	10,014	13,304	16,420
Adjusted total segment operating income	$1,213,494	$1,180,649	$2,475,466	$2,388,681

Total segment operating margin	22.1%	21.1%	22.3%	21.2%
Adjusted total segment operating margin	25.6%	24.5%	25.7%	24.7%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

CONSOLIDATED BALANCE SHEET
(Unaudited)	December 31,	June 30,
(Dollars in thousands)	2024	2024
Assets
Current assets:
Cash and cash equivalents	$395,507	$422,027
Trade accounts receivable, net	2,445,845	2,865,546
Non-trade and notes receivable	304,829	331,429
Inventories	2,806,983	2,786,800
Prepaid expenses	246,467	252,618
Other current assets	148,831	140,204
Total current assets	6,348,462	6,798,624
Property, plant and equipment, net	2,800,992	2,875,668
Deferred income taxes	87,400	92,704
Investments and other assets	1,232,636	1,207,232
Intangible assets, net	7,444,670	7,816,181
Goodwill	10,357,303	10,507,433
Total assets	$28,271,463	$29,297,842

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$2,373,286	$3,403,065
Accounts payable, trade	1,794,884	1,991,639
Accrued payrolls and other compensation	420,477	581,251
Accrued domestic and foreign taxes	364,143	354,659
Other accrued liabilities	1,034,501	982,695
Total current liabilities	5,987,291	7,313,309
Long-term debt	6,667,955	7,157,034
Pensions and other postretirement benefits	409,873	437,490
Deferred income taxes	1,394,882	1,583,923
Other liabilities	684,401	725,193
Shareholders' equity	13,118,553	12,071,972
Noncontrolling interests	8,508	8,921
Total liabilities and equity	$28,271,463	$29,297,842

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

CONSOLIDATED STATEMENT OF CASH FLOWS
	Six Months Ended
(Unaudited)	December 31,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$1,647,177	$1,333,129
Depreciation and amortization	454,869	468,165
Stock incentive plan compensation	106,472	108,061
Gain on sale of businesses	(250,373)	(25,964)
(Gain) loss on property, plant and equipment and intangible assets	(6,975)	5,097
Net change in receivables, inventories and trade payables	70,981	(42,804)
Net change in other assets and liabilities	(405,002)	(407,366)
Other, net	61,584	(86,331)
Net cash provided by operating activities	1,678,733	1,351,987
Cash flows from investing activities:
Capital expenditures	(216,493)	(204,117)
Proceeds from sale of property, plant and equipment	13,259	1,360
Proceeds from sale of businesses	622,182	74,595
Other, net	(6,941)	(2,954)
Net cash provided by (used in) investing activities	412,007	(131,116)
Cash flows from financing activities:
Net payments for common stock activity	(189,681)	(136,394)
Acquisition of noncontrolling interests	—	(2,883)
Net payments for debt	(1,494,484)	(784,847)
Dividends paid	(420,061)	(381,115)
Net cash used in financing activities	(2,104,226)	(1,305,239)
Effect of exchange rate changes on cash	(13,034)	(7,999)
Net decrease in cash and cash equivalents	(26,520)	(92,367)
Cash and cash equivalents at beginning of year	422,027	475,182
Cash and cash equivalents at end of period	$395,507	$382,815

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024

RECONCILIATION OF FORECASTED ORGANIC GROWTH
(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted net sales	(2%) to 1%
Adjustments:
Currency	1.0%
Divestitures	1.5%
Adjusted forecasted net sales	0.5% to 3.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted segment operating margin	~ 22.7%
Adjustments:
Business realignment charges	0.2%
Costs to achieve	0.1%
Acquisition-related intangible asset amortization expense	2.8%
Adjusted forecasted segment operating margin	~ 25.8%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2025
Forecasted earnings per diluted share	$24.46 to $25.06
Adjustments:
Business realignment charges	0.39
Costs to achieve	0.15
Acquisition-related intangible asset amortization expense	4.22
Net gain on divestitures	(1.91)
Gain on sale of building	(0.08)
Tax effect of adjustments[1]	(0.83)
Adjusted forecasted earnings per diluted share	$26.40 to $27.00

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024
SUPPLEMENTAL INFORMATION

BUSINESS SEGMENT INFORMATION
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Net sales
Diversified Industrial:
North America businesses	$1,928,008	$2,110,203	$4,028,332	$4,340,109
International businesses	1,324,798	1,404,270	2,680,632	2,792,892

Segment operating income
Diversified Industrial:
North America businesses	$426,567	$461,850	$911,130	$967,903
International businesses	283,995	290,484	582,978	591,185

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported			Adjusted
	December 31, 2024	Currency	Divestitures	December 31, 2024
Diversified Industrial Segment:
North America businesses	(8.6)%	(0.4)%	(3.2)%	(5.0)%
International businesses	(5.7)%	(2.7)%	—%	(3.0)%

(Unaudited)	Six Months Ended
	As Reported			Adjusted
	December 31, 2024	Currency	Divestitures	December 31, 2024
Diversified Industrial Segment:
North America businesses	(7.2)%	(0.5)%	(1.7)%	(5.0)%
International businesses	(4.0)%	(1.3)%	—%	(2.7)%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - DECEMBER 31, 2024
SUPPLEMENTAL INFORMATION

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial Segment:
North America businesses sales	$1,928,008	$2,110,203	$4,028,332	$4,340,109

North America businesses operating income	$426,567	$461,850	$911,130	$967,903
Adjustments:
Acquired intangible asset amortization	40,985	44,699	83,960	89,382
Business realignment charges	5,444	3,250	8,888	5,834
Integration costs to achieve	445	562	1,050	1,507
Adjusted North America businesses operating income	$473,441	$510,361	$1,005,028	$1,064,626

North America businesses operating margin	22.1%	21.9%	22.6%	22.3%
Adjusted North America businesses operating margin	24.6%	24.2%	24.9%	24.5%

	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial Segment:
International businesses sales	$1,324,798	$1,404,270	$2,680,632	$2,792,892

International businesses operating income	$283,995	$290,484	$582,978	$591,185
Adjustments:
Acquired intangible asset amortization	21,585	22,610	43,874	45,878
Business realignment charges	13,899	10,035	19,355	20,090
Integration costs to achieve	182	309	355	503
Adjusted International businesses operating income	$319,661	$323,438	$646,562	$657,656

International businesses operating margin	21.4%	20.7%	21.7%	21.2%
Adjusted International businesses operating margin	24.1%	23.0%	24.1%	23.5%